EXHIBIT 4.4

                       Amendment No. 2 to Rights Agreement


     THIS AMENDMENT NO. 2 ("Amendment No. 2"), dated as of December 15, 1997, to the Rights Agreement, dated as of September 16, 1994, as amended by Amendment No. 1, dated as of January 9, 1996 (as amended, the "Rights Agreement"), by and between MSB Bancorp, Inc., a Delaware corporation (the "Corporation"), and Mellon Bank, N.A., a national banking organization having an office c/o Mellon Securities Trust Company, 120 Broadway, New York, New York 10271 (the "Rights Agent"). Unless otherwise provided herein, all capitalized terms shall have the meanings set forth in the Rights Agreement.

     WHEREAS, no Person has become an Acquiring Person; and

     WHEREAS, the Board of Directors of the Corporation, in connection with the Agreement and Plan of Merger, dated December 15, 1997 (the "Merger Agreement"), by and among the Corporation, MSB Bank and HUBCO, Inc. ("HUBCO"), has authorized the Corporation to enter into a Stock Option Agreement (the "Option Agreement") with HUBCO, which provides for the Corporation's grant to HUBCO of an option (the "Option") to purchase 600,000 shares of the Corporation's common stock, par value $.01 par share (the "Common Stock"), on the terms and conditions set forth in the Option Agreement; and

     WHEREAS, the Board of Directors of the Corporation, subject to certain conditions, desires to amend the Rights Agreement to exclude the acquisition of the Option and the Common Stock by HUBCO pursuant to the Option Agreement from the operation of the Rights Agreement;

     NOW, THEREFORE, in consideration of the premises and covenants set forth in the Rights Agreement and in this Amendment No. 2 thereto, the parties hereby agree as follows:

     1. Section 1(a) of the Rights Agreement is hereby amended by inserting the following phrase immediately following the phrase "but shall not include":

      HUBCO, Inc. (the "Purchaser") or any Affiliate of the Purchaser as a result of the Purchaser's right to acquire, or the Purchaser's acquisition of, Common Shares of the Corporation pursuant to the Agreement and Plan of Merger, dated December 15, 1997, by and among the Corporation, MSB Bank and the Purchaser, and the related Stock Option Agreement to be entered into by and between the Purchaser and the Corporation, as the same may be amended, from time to time,

     2. On and after the date of this Amendment No. 2, any reference in the Rights Agreement (including the Exhibits thereto) to "This Agreement," "hereunder," "hereof," or "herein" or words of like import shall mean and be a reference to the Rights Agreement as amended by this Amendment No. 2.



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     3. This Amendment No. 2 shall be effective as of the date and time of its execution.

     4. This Amendment No. 2 may be executed in counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.


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     IN WITNESS WHEREOF,  the parties hereto have caused this Amendment No. 2 to be duly executed and attested, all as of the day and year first above written.


                                      MSB BANCORP, INC.


                                      By: /s/ William C. Myers
                                          -----------------------------
                                          William C. Myers
                                          President and Chief
                                          Executive Officer


Attest:


By:    /s/ Karen S. DeLuca
      ----------------------------
       Karen S. DeLuca
       Corporate Secretary


                                      MELLON BANK, N.A.,
                                        as Rights Agent


                                      By: /s/ Thomas J. Maupin
                                          -----------------------------
                                          Name: Thomas J. Maupin
                                          Title: Vice President


Attest:


By:    /s/ Jared Fassler
      ----------------------------
       Name: Jared Fassler
       Title: Assistant Vice President






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